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                                  EXHIBIT 23(b)


INDEPENDENT AUDITORS' CONSENT



James J. Slawski C.P.A. does hereby consent to the inclusion of the audited financial statements which I prepared, to wit: Con-Test, Inc. financial statements for the years ending December 31, 1993 and 1992 and report dated April 21, 1994, except for Note 2, as to which the date is September 10, 1994 as part of this Form S-4 Registration Statement of ATC Environmental Inc. with the Securities and Exchange Commission on Amendment No. 3.

/s/ James J. Slawski
- -------------------------------
James J. Slawski C.P.A.
West Springfield, Massachusetts
May 15, 1995